UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2011
ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	58-2588724

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-473-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on May 25, 2011. The following matters were voted upon:
1.	An election of ten directors was held, and the shares so present were voted as follows for the election of each of the following:

	Votes For	Votes Withheld
Alex B. Best	103,938,548	2,690,372
Harry L. Bosco	103,940,298	2,688,622
James A. Chiddix	103,703,857	2,925,063
John Anderson Craig	100,306,319	6,322,601
Matthew B. Kearney	103,939,354	2,689,566
William H. Lambert	100,282,684	6,346,236
John R. Petty	100,318,620	6,310,300
Robert J. Stanzione	99,326,935	7,301,985
Debora J. Wilson	103,943,230	2,685,690
David A. Woodle	98,223,143	8,405,777
In addition to the votes reported above, there were 9,846,125 broker non-votes for this proposal.
2.	A proposal was made to approve the 2011 Stock Incentive Plan, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the 2011 Stock Incentive Plan	79,319,811	22,049,448	5,259,662
In addition to the votes reported above, there were 9,846,125 broker non-votes for this proposal.
3.	A proposal was made to ratify the retention of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2011, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the retention of Ernst & Young LLP	111,776,534	4,528,382	170,129
4.	A proposal was made to approve, on a non-binding advisory basis, of executive compensation of the named executive officers, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the executive compensation	91,492,623	9,842,597	5,293,700
In addition to the votes reported above, there were 9,846,125 broker non-votes for this proposal.
5.	A proposal was made to approve, on a non-binding advisory basis, the frequency of a shareholder vote to approve the compensation of the named executive officers, and the shares so present were voted as follows:

	Number of Shares	Number of Shares	Number of Shares	Number of Shares
	Voted for 3 Years	Voted for 2 Years	Voted for 1 Year	Abstain
Approval of the frequency of a shareholder vote to approve executive compensation	20,653,876	4,046,367	76,612,910	5,315,767
In addition to the votes reported above, there were 9,846,125 broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ David B Potts
David B Potts
Executive Vice President and CFO

Date: June 8, 2011